Exhibit 4.16

EXECUTION VERSION

SECOND SUPPLEMENTAL INDENTURE

Second Supplemental Indenture (this “Second Supplemental Indenture”), dated as of March 3, 2022 among Windstream Services, LLC, formerly known as Windstream Services II, LLC, a Delaware limited liability company (the “Company”), Windstream Escrow Finance Corp., a Delaware corporation and a subsidiary of the Issuer (the “Co-Issuer,” and together with the Company, the “Issuers”), the party that is signatory hereto as Guarantor (the “Guaranteeing Subsidiary”) and Wilmington Trust, National Association, a national banking association, as trustee (in such capacity, the “Trustee”) and notes collateral agent (in such capacity, the “Notes Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Company (as successor to Windstream Escrow LLC), the Co-Issuer, certain subsidiaries of the Company as guarantors, the Trustee and the Notes Collateral Agent are parties to that certain Indenture dated as of August 25, 2020, as supplemented by the First Supplemental Indenture dated as of September 21, 2020 (as further amended, supplemented, waived or otherwise modified, the “Indenture”), providing for the issuance of an aggregate principal amount of $1,400.0 million of 7.750% Senior First Lien Notes due 2028 (the “Notes”);

WHEREAS, the Indenture provides that upon certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture, become party to the Indenture and unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture and the other Guaranteed Obligations on the terms and conditions set forth herein and under the Indenture (the “Guarantee”);

WHEREAS, pursuant to Section 9.1 of the Indenture, the parties hereto are authorized to execute and deliver this Second Supplemental Indenture without the consent of holders of the Notes;

WHEREAS, each of the Issuers and the Guaranteeing Subsidiary has been duly authorized to enter into this Second Supplemental Indenture; and

WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Second Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein have been duly done and performed.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Trustee, the Notes Collateral Agent and the Holders as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. As used in this Second Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Second Supplemental Indenture refer to this Second Supplemental Indenture as a whole and not to any particular section hereof.

ARTICLE II

AGREEMENT TO BE BOUND, GUARANTEE

Section 2.1. Agreement to be Bound. The Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.2. Guarantee. The Guaranteeing Subsidiary agrees, on a joint and several basis with all the other Guarantors, to fully, unconditionally and irrevocably Guarantee to each Holder of the Notes and the Trustee the Guaranteed Obligations pursuant to Article X of the Indenture on a senior secured basis. This Guarantee shall be released in accordance with Section 10.2 of the Indenture.

ARTICLE III

MISCELLANEOUS

Section 3.1. Notices. All notices and other communications to the Issuers and the Guaranteeing Subsidiary shall be given as provided in the Indenture to the Issuers and the Guarantors.

Section 3.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders, the Trustee and the Notes Collateral Agent, any legal or equitable right, remedy or claim under or in respect of this Second Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 3.3. Severability. In case any provision in this Second Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.4. Execution and Delivery. The Guaranteeing Subsidiary agrees that the Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.

Section 3.5. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or equityholder of any Issuer or any Guarantor shall have any liability for any obligations of the Issuers or the Guarantors under the Notes, any Guarantees, the Indenture or this Second Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

Section 3.6. Governing Law. This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 3.7. Counterparts. The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” signed,” “signature” and words of like import in this Second Supplemental Indenture or in any other certificate, agreement or document related to this Second Supplemental Indenture shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf,” “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the UCC; notwithstanding anything herein to the contrary, neither the Trustee nor the Notes Collateral Agent is under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Trustee or the Notes Collateral Agent pursuant to reasonable procedures approved by the Trustee or the Notes Collateral Agent, as applicable.

Section 3.8. Headings. The headings of the Articles and the Sections in this Second Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 3.9. The Trustee and the Notes Collateral Agent. The Trustee and the Notes Collateral Agent make no representation or warranty as to the validity or sufficiency of this Second Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto.

Section 3.10. Merger and Consolidation. No Guaranteeing Entity shall sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into another Person (other than the Issuers or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction) except in accordance with Section 4.1 of the Indenture.

Section 3.11. Benefits Acknowledged. The Guaranteeing Subsidiary’s Guarantee is subject to the terms and conditions set forth in the Indenture. The Guaranteeing Subsidiary acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Second Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Guarantee are knowingly made in contemplation of such benefits.

Section 3.12. Successors. All agreements of the Issuers and the Guaranteeing Subsidiary in this Second Supplemental Indenture shall bind their successors, except as otherwise provided in this Second Supplemental Indenture. All agreements of the Trustee and the Notes Collateral Agent in this Second Supplemental Indenture shall bind its successors.

Section 3.13. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Second Indenture Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

WINDSTREAM SERVICES, LLC, as an Issuer

By:	/s/ Kristi Moody
Name:	Kristi Moody
Title:	EVP, General Counsel & Corporate Secretary

WINDSTREAM ESCROW FINANCE CORP., as an Issuer

By:	/s/ Kristi Moody
Name:	Kristi Moody
Title:	EVP, General Counsel & Corporate Secretary

WINDSTREAM KINETIC FIBER, LLC, as Guarantor

By:	/s/ Kristi Moody
Name:	Kristi Moody
Title:	EVP, General Counsel & Corporate Secretary

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Agent

By:
Name:
Title:

IN WITNESS WHEREOF, the parties hereto have caused this Second Indenture Supplement to be duly executed by their respective authorized officers as of the day and year first above written.

WINDSTREAM SERVICES, LLC, as an Issuer

By:
Name:
Title:

WINDSTREAM ESCROW FINANCE CORP., as an Issuer

By:
Name:
Title:

WINDSTREAM KINETIC FIBER, LLC, as Guarantor

By:
Name:
Title:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Jane Y. Schweiger
Name:	Jane Y. Schweiger
Title:	Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Notes Collateral Agent

By:	/s/ Jane Y. Schweiger
Name:	Jane Y. Schweiger
Title:	Vice President